Exhibit 99.1
HOLLYWOOD MEDIA CORP. ANNOUNCES THE SALE OF ITS SOURCE BUSINESS
(Boca Raton, FL — August 27, 2007) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced the sale of its Source business to West World Media, LLC, in an asset sale transaction that closed on August 24, 2007. The Source business includes the CinemaSource, EventSource and ExhibitorAds operations.
The $23.0 million purchase price was paid in cash to Hollywood Media. The purchase price is subject to a potential post-closing adjustment based on the working capital of the Source business as of the closing date.
Privately owned West World Media, LLC is controlled by Brett West, who founded the Source business in 1995 and sold the business to Hollywood Media in 1999. Mr. West served as president of Hollywood Media’s Source business.
In connection with the sale, Hollywood Media and West World Media also entered into a multi-year data sharing agreement which provides for their respective businesses to continue providing each other with various data and content items, including West World Media’s provision of movie showtimes and events data to Hollywood Media, and Hollywood Media’s provision of movie and entertainment-related content to West World Media.
Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, commented, “We’ve accomplished the sale of our Source Business in the course of our previously announced process to assess and pursue strategic options for the benefit of our shareholders. We continue to consider additional potential opportunities.”
Brett West, West World Media’s President and Chief Executive Officer, commented, “While we have prospered and enjoyed working with Hollywood Media Corp. over the past 8 years, I am excited to position myself for a greater personal stake in the company I created.” West World Media is based in Ridgefield, CT. The internet address for West World Media is www.WestWorldMedia.com.
J.P. Morgan Securities Inc. acted as a financial advisor to Hollywood Media Corp. on the transaction and Weil, Gotshal & Manges LLP served as Hollywood Media’s legal counsel.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.

About the Source Business
CinemaSource is the largest supplier of movie showtimes data as measured by market share in the United States and Canada. CinemaSource licenses movie showtime listings and other content to customers including newspapers, wireless companies and other media outlets. EventSource compiles and licenses local listings of live events including concerts, sporting events, fairs and shows. ExhibitorAds provides movie exhibitors with newspaper advertising services and other exhibitor marketing services.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2006. Such forward-looking statements speak only as of the date on which they are made.
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000